UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 22, 2008

STARMED GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2029 Century Park East, Suite 1112, Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 310-226-2555

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

       On January 17, 2008, StarMed Group, Inc. (“Starmed’), a Nevada corporation, and Westmoore Investment, L.P., a
California limited partnership, and certain of its affiliated companies (“Westmoore”), and certain other individuals and companies, closed pursuant to the terms of a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which
Westmoore will acquire a controlling interest in Starmed. Westmoore will have approximately 6,805,691 shares of the
Company resulting in an 86% interest in the Company. The name of Starmed will be changed to Westmoore Holdings, Inc.
and there will be a trading symbol change.

       Starmed, was founded in 1981 by Herman Rappaport, PhD, and has been headquartered in Los Angeles, CA.
Starmed is a public company, trading on the OTC Bulletin Board (SMED.OB). Starmed has been in the business of marketing a line of over-the-counter vitamins, minerals and other supplements under the StarMed and Sierra medicinal brand names.

Item 3.02 Unregistered Sales of Equity Securities.

       On January 17, 2008, the Company shareholders sold 6,805,691 shares (the “Westmoore Shares”) of Common
Stock to Westmoore Investments, LP, and its affiliated companies (“Westmoore”). The shares of Common Stock were sold for an aggregate purchase price equal to $400,000 (the “Sale of Stock”) and pursuant to the terms and conditions contained in that certain common stock purchase agreement (the “Purchase Agreement”).

       Upon consummation of the Sale of Stock, the Company effected a change in control (the “Change in Control”). The following information is being provided with respect to the Company after giving effect to such Sale of Stock pursuant to the requirements of Item 5.01 of Form 8-K and Form 10-SB. The following information includes, among other things, a description of the acquired business as required by Item 5.01 of Form 8-K, which description is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

       As a result of the Sale of Stock, the Company experienced the Change in Control, with Westmoore acquiring 86% of the outstanding shares of Common Stock and control of the Company. Reference is made to the disclosures set forth in Item
1.01 and Item 3.02 of this Current Report, which disclosures are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

       In connection with the transaction, on January 17, 2007, Mr. Matthew R. Jennings, Mr. Robert L. Jennings, II and
Jason A. Sugarman were elected to serve as directors of the Company. Attached as Exhibit A to this Form 8-K is a copy of the appointment. Attached hereto as Exhibit B is a copy of the Press Release issued by the Company.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Date: January 22, 2008

STARMED GROUP, INC.

By:	______________________________
Mathew Jennings, President

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EXHIBIT A
MEETING OF BOARD OF DIRECTORS
JANUARY 17, 2008

       Herman Rappaport being the sole director of StarMed Group, Inc. (the “Company”)
hereby adopts the following resolutions:

       RESOLVED, that I hereby appoint the following individuals to the Board of Directors:

       Mathew Jennings
       Robert Jennings
       Jason Sugarman

       RESOLVED, that effective as of 5 p.m. today, I Herman Rappaport hereby irrevocably and unconditionally resign from the Board of Directors of the Company

       RESOLVED, that Integrity Stock Transfer is hereby instructed and authorized to accept instructions from Mathew Jennings and Lawrence W. Horwitz, Esq. I, Herman Rappaport shall no longer have any authority to instruct Integrity Stock Transfer regarding the Company’s account.

       I execute the above resolutions as of January 17, 2008 in Los Angeles, California at the
offices of the Company.

/s/Herman Rappaport
HERMAN RAPPAPORT

EXHIBIT B

FOR IMMEDIATE RELEASE

WESTMOORE ACQUIRES CONTROLLING INTEREST IN SMED

ANAHEIM HILLS, CA – January 15, 2008 – Westmoore Investment, L.P. and certain of its affiliated companies (“Westmoore”) have acquired a controlling interest in Starmed Group, Inc.
(SMED:OTCBB).

Westmoore is a broad-based private equity group headquartered in Anaheim Hills, California. It intends to change the name of Starmed Group, Inc. to Westmoore Holdings, Inc. and it has
applied for a trading symbol change. It will announce the new symbol once it is assigned.

Matthew Jennings, President of the general partner of Westmoore Investment, L.P. stated: “We are pleased to complete the acquisition of a controlling interest in Starmed Group, Inc. We believe that this acquisition will provide us with increased flexibility and opportunity to provide improved liquidity to Westmoore’s existing investor base. We are in the process of considering certain potential acquisitions and will announce those acquisitions once the terms are finalized.”

Starmed Group, Inc. has been in the business of marketing a line of over-the-counter vitamins, minerals and other supplements under the StarMed and Sierra Medicinals brand names. Upon the changing of its name to Westmoore Holdings, Inc. it will discontinue this business and begin the consideration of acquiring an interest in various companies currently contained in the
Westmoore portfolio of companies.

Contact:
Tammy Perry
Westmoore Investor Relations
Tel: 714-998.4425 x110
Email: